i.d.i.gear®

Innovative Designs, Inc.

Loan Amount: 15,000.00

Date September 1,2010.

Innovative Designs Inc. is borrowing 15,000.00 from Darryl Zaontz for a 120 day period. The loan will be repaid at a 10% interest for 120 days The total repayment shall be 16,500.00 no later than , Jan. 6, 2011.
The Lender has the Option to convert ALL or PART of the funds in IVDN stock at 0.30 per share.

Joseph Riccelli

Darryl Zaontz

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223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303